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                                                                    EXHIBIT 99.3
                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

IN RE:                            (S)    Chapter 11
                                  (S)
PRATT CASINO CORPORATION          (S)    Jointly Administered
PRT FUNDING CORP.                 (S)    Under Case No. 99-1204
NEW JERSEY MANAGEMENT, INC.       (S)
                                  (S)
Debtors.                          (S)

        DEBTORS' FIRST MODIFICATION, PURSUANT TO 11 U.S.C.(S) 1127(a) AND F.R.B.P. 3019, TO DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION DATED
                                                          --------------------
                          AUGUST 16, 1999, AS MODIFIED
                          ----------------------------

     Pratt Casino Corporation ("PCC"), PRT Funding Corp. ("PRT"), and New Jersey Management, Inc. ("NJMI") (collectively, the "Debtors"), hereby file this First Modification, Pursuant to 11 U.S.C.(S) 1127(a) and F.R.B.P. 3019, to the Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified ("Plan"), /1/ and would show the Court as follows:

     1. The Debtors began solicitation of the Plan on September 1, 1999, pursuant to that certain Restated Order (i) Approving Disclosure Statement; (ii) Setting Date for Confirmation Hearing and Fixing Deadlines for Voting on and Objecting to the Plan; and (iii) Establishing and Approving Procedures Relating to the Solicitation of Acceptances and Rejections of the Plan ("Disclosure Statement Order") signed on August 26, 1999.

     2. Pursuant to the Disclosure Statement Order, ballots for accepting or rejecting the Plan, as well as objections to the Plan, were due on September 27, 1999 by 4:00 p.m. E.D.T.

     3. The Plan has been overwhelmingly accepted by creditors entitled to vote and there have been no objections to the plan.

______________________
     /1/ Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

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     4.   Section 1127(a) provides that a "proponent of a plan may modify such plan at any time before confirmation, but may not modify such plan so that such plan as modified fails to meet the requirements of section 1122 and 1123" of title 11. Furthermore, "after the proponent of a plan files a modification of such plan with the court, the plan as modified becomes the plan."

     5. Additionally, F.R.B.P. 3019 provides that, in a chapter 11 case, after a plan has been accepted and before its confirmation, the proponent may file a modification of the plan, and "if the court finds, after hearing on notice to the trustee, any committee appointed under the Code and any other entity designated by the court that the proposed modification does not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan."

     6. As a result of regulatory developments before the New Jersey Casino Control Commission, the Debtors are required to make a non-material modification to the Plan, which non-material plan modification will not adversely change the treatment of the claim of any creditor or the interests of any equity security holder and, further, will not cause the Plan to fail to meet the requirements of section 1122 and 1123. Specifically, the Debtors hereby modify the Plan as follows:
          (a)  The existing Section 6.2(E) of the Plan will be deleted and will
                            --------------
               be replaced with the following sentence: "On the Effective Date, PCC shall make a capital contribution to Newco of $1000 cash, and Newco shall issue to PCC the Newco Membership Interests."

          (b)  Section 6.2(N) will be modified by inserting the following
               --------------
               sentence at the very beginning of such paragraph: "On the Effective Date, PCC shall make a capital contribution to Newco of 79% of the common stock of GBH."

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     7.   The above non-material Plan modifications do not change in any way the amount, timing, or certainty of any of the consideration or value that is going to the creditors pursuant to the Plan. The above modifications merely eliminate the possibility of PRT ever being the indirect holding company for the 79% of
GBH common stock -- even for a brief moment -- pursuant to the paragraph following Section 6.2(G) of the Plan. If PRT were to become the indirect
          --------------
holding company for the 79% of GBH common stock (as would have inadvertently, momentarily happened, pursuant to the previous drafting of Sections 6.2(E), (G)
                                                           ---------------  ---
and (N) of the Plan), then additional, time-consuming regulatory approvals were
    ---
required by the Plan.

     Dated September 29, 1999.


                                  PRATT CASINO CORPORATION
                                  Debtor and Debtor-In-Possession


                                  /s/ John C. Hull
                                  ------------------------------------
                                  By:  John C. Hull
                                  Its: Chief Executive Officer


                                  PRT FUNDING CORP.
                                  Debtor and Debtor-In-Possession


                                  /s/ John C. Hull
                                  ------------------------------------
                                  By:  John C. Hull
                                  Its: Chief Executive Officer


                                  NEW JERSEY MANAGEMENT, INC.
                                  Debtor and Debtor-In-Possession


                                  /s/ John C. Hull
                                  ------------------------------------
                                  By:  John C. Hull
                                  Its: Chief Executive Officer

                                                                          Page 3
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Counsel to the Debtors:
-----------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000


Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189

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